                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)______


                       ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


A NATIONAL BANKING ASSOCIATION                           36-0899825
                                                         (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)


ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS              60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                      -----------------------------------
                                 BANCTEC, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



           DELAWARE                                      75-1559633
  (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

         4851 LBJ FREEWAY
         DALLAS, TEXAS                                    75244
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                                 SENIOR NOTES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of the Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation, Washington,
          D.C.; and The Board of Governors of the Federal
          Reserve System, Washington D.C..

          (b) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 3rd day of June, 1998.


     THE FIRST NATIONAL BANK OF CHICAGO,
     TRUSTEE

     BY /s/ SANDRA L. CARUBA
         SANDRA L. CARUBA
         VICE PRESIDENT



* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS
BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                        June 3, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between BancTec, Inc. and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              THE FIRST NATIONAL BANK OF CHICAGO



     BY:  /s/ SANDRA L. CARUBA
           SANDRA L. CARUBA
           VICE PRESIDENT


                                     EXHIBIT 7

LEGAL TITLE OF BANK:     THE FIRST NATIONAL BANK OF CHICAGO  CALL DATE: 12/31/97  ST-BK:  17-1630 FFIEC 031
ADDRESS:                 ONE FIRST NATIONAL PLAZA, STE 0303  PAGE RC-1
CITY, STATE  ZIP:        CHICAGO, IL  60670
FDIC CERTIFICATE NO.:    0/3/6/1/8
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31,1997

ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED, REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC--BALANCE SHEET

                                                                          DOLLAR AMOUNTS IN                 C400
                                                                              THOUSANDS                   ---------
                                                                          -----------------       RCFD    BIL MIL  THOU
                                                                                                  ----    -------------
ASSETS
1.   CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS (FROM
     SCHEDULE RC-A):
     a. NONINTEREST-BEARING BALANCES AND CURRENCY AND COIN(1)......                               0081    4,267,336    1.a.
     b. INTEREST-BEARING BALANCES(2)...............................                               0071    6,893,837    1.b.
2.   SECURITIES
     a. HELD-TO-MATURITY SECURITIES(FROM SCHEDULE RC-B, COLUMN A)..                               1754            0    2.a.
     b. AVAILABLE-FOR-SALE
     SECURITIES (FROM
     SCHEDULE RC-B, COLUMN D)......................................                               1773    5,691,722    2.b.
3.   FEDERAL FUNDS SOLD AND SECURITIES PURCHASED UNDER AGREEMENTS
     TO RESELL                                                                                    1350    6,339,940    3.
4.   LOANS AND LEASE FINANCING RECEIVABLES:
     a. LOANS AND LEASES, NET OF UNEARNED INCOME (FROM SCHEDULE
     RC-C).........................................................         RCFD 2122 25,202,984                       4.a.
     b. LESS: ALLOWANCE FOR LOAN AND LEASE LOSSES..................         RCFD 3123    419,121                       4.b.
     c. LESS: ALLOCATED TRANSFER RISK RESERVE......................         RCFD 3128          0                       4.c.
     d. LOANS AND LEASES, NET OF UNEARNED INCOME, ALLOWANCE, AND
        RESERVE (ITEM 4.a MINUS 4.b AND 4.c).......................                               2125   24,783,863    4.d.
5.   TRADING ASSETS (FROM SCHEDULE RD-D)...........................                               3545    6,703,332    5.
6.   PREMISES AND FIXED ASSETS (INCLUDING CAPITALIZED LEASES)......                               2145      743,426    6.
7.   OTHER REAL ESTATE OWNED (FROM SCHEDULE RC-M)..................                               2150        7,727    7.
8.   INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES AND ASSOCIATED
     COMPANIES (FROM SCHEDULE RC-M)................................                               2130      134,959    8.
9.   CUSTOMERS' LIABILITY TO THIS BANK ON ACCEPTANCES OUTSTANDING..                               2155      644,340    9.
10.  INTANGIBLE ASSETS (FROM SCHEDULE RC-M)........................                               2143      268,501   10.
11.  OTHER ASSETS (FROM SCHEDULE RC-F).............................                               2160    2,004,432   11.
12.  TOTAL ASSETS (SUM OF ITEMS 1 THROUGH 11)......................                               2170   58,483,415   12.

------------------

(1)  INCLUDES CASH ITEMS IN PROCESS OF COLLECTION AND UNPOSTED DEBITS.
(2)  INCLUDES TIME CERTIFICATES OF DEPOSIT NOT HELD FOR TRADING.


LEGAL TITLE OF BANK:   THE FIRST NATIONAL BANK OF CHICAGO          CALL DATE:  09/30/97 ST-BK:  17-1630 FFIEC 031
ADDRESS                ONE FIRST NATIONAL PLAZA, STE 0303                                      PAGE RC-2
CITY, STATE  ZIP:      CHICAGO, IL  60670
FDIC CERTIFICATE NO.:  0/3/6/1/8
                       ---------
SCHEDULE RC-CONTINUED
                                                                DOLLAR AMOUNTS IN
                                                                    THOUSANDS                         BIL MIL THOU
                                                                -----------------                     -------------
LIABILITIES
13.  DEPOSITS:
     a. IN DOMESTIC OFFICES (SUM OF
        TOTALS OF COLUMNS A AND C
        FROM SCHEDULE RC-E, PART 1)...................                                  RCON 2200     21,756,846   13.a
        (1) NONINTEREST-BEARING(1)....................              RCON 6631  9,197,227                           13.a.1
        (2) INTEREST-BEARING..........................              RCON 6636    559,619                           13.a.2
     b. IN FOREIGN OFFICES, EDGE AND
        AGREEMENT SUBSIDIARIES, AND
        IBFS (FROM SCHEDULE RC-E, PART II)............                                  RCFN 2200     14,811,410   13.b.
        (1) NONINTEREST BEARING.......................              RCFN 6631    332,801                           13.b.1
        (2) INTEREST-BEARING..........................              RCFN 6636 14,478,609                           13.b.2
14.  FEDERAL FUNDS PURCHASED AND
        SECURITIES SOLD UNDER AGREEMENTS
        TO REPURCHASE:                                                                  RCFD 2800      4,535,422   14
15.  a. DEMAND NOTES ISSUED TO THE                                                      RCON 2840         43,763   15.a
        U.S. TREASURY
     b. TRADING
        LIABILITIES(FROM
        SCHEDULE RC-D)................................                                  RCFD 3548      6,523,239   15.b
16.  OTHER BORROWED MONEY:
     a. WITH A REMAINING  MATURITY
        OF ONE YEAR OR LESS...........................                                  RCFD 2332      1,360,165   16.a
     b. WITH A REMAINING  MATURITY
        OF MORE THAN ONE YEAR THROUGH
        THREE YEARS...................................                                       A547        576,492   16.b
 .    c. WITH A REMAINING MATURITY
        OF MORE THAN THREE YEARS......................                                       A548        703,981   16.c
17.  NOT APPLICABLE
18.  BANK'S LIABILITY ON ACCEPTANCE
        EXECUTED AND OUTSTANDING......................                                  RCFD 2920        644,341   18
19.  SUBORDINATED NOTES AND
        DEBENTURES (2)................................                                  RCFD 3200      1,700,000   19
20. OTHER LIABILITIES (FROM
        SCHEDULE RC-G)................................                                  RCFD 2930      1,322,077   20
21.  TOTAL LIABILITIES (SUM OF ITEMS
        13 THROUGH 20)................................                                  RCFD 2948     53,987,736   21
22.  NOT APPLICABLE
EQUITY CAPITAL
23.  PERPETUAL PREFERRED STOCK AND
        RELATED SURPLUS...............................                                  RCFD 3838              0   23
24.  COMMON STOCK.....................................                                  RCFD 3230        200,858   24
25.  SURPLUS (EXCLUDE ALL SURPLUS
        RELATED TO PREFERRED STOCK)...................                                  RCFD 3839      2,999,001   25
26.  a. UNDIVIDED PROFITS AND CAPITAL RESERVES........                                  RCFD 3632      1,273,239   26.a.
     b. NET UNREALIZED HOLDING GAINS
        (LOSSES) ON AVAILABLE-FOR-SALE
        SECURITIES....................................                                  RCFD 8434         24,096   26.b.
27.  CUMULATIVE FOREIGN CURRENCY
        TRANSLATION ADJUSTMENTS.......................                                  RCFD 3284         (1,515)  27
28.  TOTAL EQUITY CAPITAL (SUM OF
        ITEMS 23 THROUGH 27)..........................                                  RCFD 3210      4,495,679   28
29.  TOTAL LIABILITIES AND EQUITY
        CAPITAL (SUM OF ITEMS 21 AND 28)..............                                  RCFD 3300     58,483,415   29

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.   INDICATE IN THE BOX AT THE RIGHT THE NUMBER OF THE STATEMENT BELOW THAT
     BEST DESCRIBES THE MOST COMPREHENSIVE LEVEL OF AUDITING WORK PERFORMED FOR
     THE BANK BY INDEPENDENT EXTERNAL AUDITORS AS OF ANY DATE DURING 1996                      NUMBER
     ......................................................RCFD 6724......................N/A              M.1

1 = INDICATE AUDIT OF THE BANK CONDUCTED IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS BY A CERTIFIED PUBLIC ACCOUNTING FIRM WHICH SUBMITS A REPORT ON THE BANK

2 = INDEPENDENT AUDIT OF THE BANK'S PARENT HOLDING COMPANY CONDUCTED IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS BY A CERTIFIED PUBLIC ACCOUNTING FIRM WHICH SUBMITS A REPORT ON THE CONSOLIDATED HOLDING COMPANY (BUT NOT ON THE BANK SEPARATELY)

3 = DIRECTORS' EXAMINATION OF THE BANK CONDUCTED IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS BY A CERTIFIED PUBLIC ACCOUNTING FIRM (MAY BE REQUIRED BY STATE CHARTERING AUTHORITY)

4 = DIRECTORS' EXAMINATION OF THE BANK PERFORMED BY OTHER EXTERNAL AUDITORS (MAY BE REQUIRED BY STATE CHARTERING AUTHORITY)

5 =  REVIEW OF THE BANK'S FINANCIAL STATEMENTS BY EXTERNAL AUDITORS

6 =  COMPILATION OF THE BANK'S FINANCIAL STATEMENTS BY EXTERNAL AUDITORS

7 =  OTHER AUDIT PROCEDURES (EXCLUDING TAX PREPARATION WORK)

8 =  NO EXTERNAL AUDIT WORK

----------

(1) INCLUDES TOTAL DEMAND DEPOSITS AND NONINTEREST-BEARING TIME AND SAVINGS DEPOSITS.
(2)  INCLUDES LIMITED-LIFE PREFERRED STOCK AND RELATED SURPLUS.